UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2012

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02     Results of Operations and Financial Condition

(a)	On May 9, 2012, Cross Country Healthcare, Inc. (“the Company”) issued a press release announcing results for the quarter ended March 31, 2012, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. This information is being furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Section 5  - Corporate Governance and Management

Item  5.07.  Submission of Matters to a Vote of Security Holders

(a)	On May 8, 2012, the Company held its Annual Meeting of Stockholders (“Annual Meeting”).

(b)	The following items of business were voted upon by stockholders at the Annual Meeting:
(i)	A proposal to elect the directors listed below for a one year term ending in 2012 and until their successors are duly elected and qualified was approved with the following vote:

Director	For	Against	Withheld	Broker Non-votes
Joseph A. Boshart	25,483,876	0	412,095	1,179,630
Emil Hensel	24,637,458	0	1,258,513	1,179,630
W. Larry Cash	25,044,676	0	851,295	1,179,630
Thomas C. Dircks	24,318,988	0	1,576,983	1,179,630
Gale Fitzgerald	25,581,534	0	314,437	1,179,630
Richard M. Mastaler	25,587,375	0	308,596	1,179,630
Joseph Trunfio	25,476,783	0	419,188	1,179,630
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(ii)	The appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved as follows:
For	Against	Abstentions	Broker Non-Votes
26,834,206	233,048	8,347	0
(iii)	The compensation of named executive officers was approved, on an advisory (non-binding) basis, by the votes set forth below:
For	Against	Abstentions	Broker Non-Votes
25,291,466	601,334	3,171	1,179,630

Section 7 – Regulation FD

Item 7.01     Regulation FD Disclosure

Incorporated by reference is a press release issued by the Company on May 9, 2012, which is attached hereto as Exhibit 99.1.  This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release issued by the Company on May 9, 2012
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

		By:	/s/ Emil Hensel
		Name:	Emil Hensel
		Title:	Chief Financial Officer
Dated:	May 10, 2012

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